                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                 CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)         October 15, 1996
                                                --------------------------------

First Chicago NBD Corporation
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(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Delaware                               1-7127              38-1984850
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(STATE OR OTHER JURISDICTION          (COMMISSION         (IRS EMPLOYER
   OF INCORPORATION)                   FILE NUMBER)       IDENTIFICATION NO.)


One First National Plaza,  Chicago, IL                          60670
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  312-732-4000
                                                    ------------

ITEM 5.  OTHER EVENTS
------

     The Registrant hereby incorporates by reference the information contained in Attachment A hereto in response to this Item 5


Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       First Chicago NBD Corporation
                                       -----------------------------------------
                                       (REGISTRANT)



Date:  October 15, 1996                By: /s/ M. Eileen Kennedy
       -----------------                   -------------------------------------
                                       Title:  Senior Vice President and
                                               Treasurer

                                 Attachment A
                                 ------------

     CHICAGO, October 15, 1996 -- First Chicago NBD Corporation today reported net income of $358 million, or $1.08 per fully diluted share, for the third quarter of 1996. Net income was a record $369 million before a one-time charge of $18 million, or 4 cents per share, for the recapitalization of the Savings Association Insurance Fund (SAIF). Year-ago earnings were $357 million, or $1.06 per share, which included unusually high market-driven revenue of $153 million. Return on common stockholders' equity was 16.7% for the third quarter of 1996.

     The Corporation also announced that its Board of Directors authorized the purchase of up to 40 million shares of First Chicago NBD's common stock over the next two to three years. Purchases will occur from time to time in open market or private transactions. Common shares outstanding at September 30, 1996, were 318 million.

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                         FIRST CHICAGO NBD KEY RATIOS
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                                  3RD QTR.    3RD QTR.    9 MOS.   9 MOS.
                                    1996        1995       1996     1995
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

Earnings per common share          $1.08       $1.06      $3.19     $3.03

Return on common equity             16.7%       17.4%      16.9%     17.3%

Return on assets                    1.29%       1.14%      1.22%     1.12%

Adjusted net interest margin        4.51%       3.79%      4.37%     3.87%

Operating efficiency*               51.0%       54.2%      52.1%     55.8%
--------------------------------------------------------------------------------

* excludes one-time FDIC charge

     For the first nine months of 1996, the Corporation earned net income of $1.059 billion, or $3.19 per share. Earnings for the year-ago period were $1.024 billion, or $3.03 per share. Return on common stockholders' equity was 16.9% for the first nine months of 1996, and 17.3% for the comparable 1995 period.

HIGHLIGHTS

 .    The adjusted net interest margin continued to increase during the quarter, rising 13 basis points to 4.51%. In the quarter, the Corporation completed its $25 billion asset reduction program related to the merger, well ahead of schedule (see detailed table at the end of this Attachment). The substantial margin improvement over the past year reflects the success of this program, as well as loan growth in the regional banking and credit card businesses.

 .    Operating expenses of $798 million for the third quarter, excluding the
     FDIC special assessment, were the lowest in six quarters. Operating expenses for the first nine months of 1996 were essentially flat with the year-earlier period. This resulted from expense reduction initiatives associated with the merger, including the consolidation of Illinois retail and middle market operations in late July. The operating efficiency ratio for the quarter was 51%, excluding the special assessment, compared with 54.2% for the third quarter of 1995.

 .    Managed credit card receivables were $17.9 billion at the end of the third quarter,
     compared with $17.8 billion at June 30, 1996. During the quarter, the Corporation securitized $900 million of receivables, bringing total securitized receivables to $8.0 billion at September 30, 1996. The charge-off rate for the managed portfolio was 5.9% for the quarter, essentially unchanged from the second quarter.

 .    Commercial credit quality remains exceptional and nonperforming assets declined to $335 million.

 .    Total market-driven revenue for the third quarter was $40 million, well below the Corporation's $111 million average reported over the past six quarters. Combined trading activities posted a loss of $12 million. Improving the execution in the capital markets businesses is a top priority in the refocusing of the Corporate and Institutional Banking segment.

 .    Tier 1 and total risk-based capital ratios were 8.3% and 12.3%, respectively, at September 30. Book value per common share increased to $27.11 at quarter-end from $24.96 one year ago.

NET INTEREST INCOME

     NET INTEREST INCOME on a tax-equivalent basis was $967 million for the third quarter, up 17% from the year-ago quarter. AVERAGE LOANS grew to $66.0 billion from $59.7 billion in the third quarter of last year. AVERAGE EARNING ASSETS were $96.1 billion for the quarter.

     NET INTEREST MARGIN on a reported basis was 4.00%, versus 3.74% last quarter and

3.03% one year ago. Adjusted for credit card securitizations and the activities of First Chicago Capital Markets, Inc., net interest margin was 4.51% for the quarter, compared with 4.38% for the second quarter and 3.79% for the year-ago quarter.

NONINTEREST INCOME

     NONINTEREST INCOME was $597 million for the third quarter, versus $702 million in the 1995 third quarter.

     MARKET-DRIVEN REVENUE totaled $40 million. COMBINED TRADING activities posted a loss of $12 million for the quarter. EQUITY SECURITIES GAINS were $50 million in the third quarter, and INVESTMENT SECURITIES GAINS were $2 million.

     FIDUCIARY AND INVESTMENT MANAGEMENT FEES were $100 million for the quarter, CREDIT CARD FEES were $228 million, and SERVICE CHARGES AND COMMISSIONS were $201 million.

NONINTEREST EXPENSE

     NONINTEREST EXPENSE totaled $798 million in the third quarter, excluding the $18 million FDIC special assessment. This is down 2% from the second quarter and 3% from the third quarter of last year. On an adjusted basis, the year-to-date OPERATING EFFICIENCY RATIO improved to 52.1%.

CREDIT QUALITY

     THE PROVISION FOR CREDIT LOSSES was $185 million for the third quarter, the same as the second quarter and up from $125 million for the third quarter of 1995.

     THE ALLOWANCE FOR CREDIT LOSSES was $1.447 billion at September 30, representing 468% of total nonperforming loans. In addition, reserves of approximately $235 million were held on the balance sheet for securitized credit card receivables.

     TOTAL NET CHARGE-OFFS in the third quarter were $182 million, of which $153 million was related to on-balance-sheet credit card receivables. In addition, net charge-offs on the securitized receivables were $112 million. The net charge-off rate for the managed credit card receivables was 5.9% for the quarter, compared with 5.9% last quarter and 3.9% in the year-ago quarter. The 30-day delinquency rate for managed credit card receivables stood at 4.3% at the end of the third quarter, versus 3.8% at June 30, 1996, and 3.4% at September 30, 1995.

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                          Asset Reduction Initiative
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                              AS OF           AVERAGE 1ST
$ IN MILLIONS                9/30/96           HALF 1995          DECREASE
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
Deposit Placements           $  5,695           $ 9,715           $ 4,020
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Federal Funds Sold              1,094             1,846               752
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Trading Assets                  9,772            20,659            10,887
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Derivative Product Assets       4,645             6,665             2,020
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Investment Securities           7,140            14,507             7,367
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TOTAL                        $ 28,346           $53,392           $25,046
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


First Chicago NBD Corporation and Subsidiaries
Comparative Summary

                                                                       Three Months Ended September 30
                                                                       -------------------------------
(Dollars in millions, except per share data)                          1996          1995          Change
                                                                     ------        ------        --------

Net interest income--tax-equivalent basis.....................      $    967      $    824        + 17 %
Provision for credit losses...................................           185           125        + 48
Noninterest income............................................           597           702        - 15
Noninterest expense...........................................           816           827        -  1
Net income....................................................           358           357           -

Earnings per share
  Primary
   Net income.................................................         $1.09         $1.07        +  2
   Average common and common-equivalent shares (in millions)..         320.2         324.4        -  1

  Fully diluted
   Net income.................................................         $1.08         $1.06        +  2
   Average shares, assuming full dilution (in millions).......         327.5         331.8        -  1

Average balances
 Loans........................................................      $ 65,962      $ 59,661        + 11 %
 Earning assets...............................................        96,123       107,731        - 11
 Total assets.................................................       110,715       124,738        - 11
 Common stockholders' equity..................................         8,352         7,934        +  5
 Stockholders' equity.........................................         8,839         8,504        +  4

Net interest margin...........................................          4.00 %        3.03 %      + 32 %
Return on assets..............................................          1.29          1.14        + 13
Return on common stockholders' equity.........................          16.7          17.4        -  4



                                                                       Nine Months Ended September 30
                                                                       ------------------------------
(Dollars in millions, except per share data)                          1996          1995          Change
                                                                     ------        ------        --------

Net interest income--tax-equivalent basis.....................      $  2,815      $  2,447        + 15 %
Provision for credit losses...................................           545           300        + 82
Noninterest income............................................         1,866         1,936        -  4
Noninterest expense...........................................         2,458         2,447           -
Net income....................................................         1,059         1,024        +  3

Earnings per share
 Primary
  Net income..................................................         $3.24         $3.07        +  6
  Average common and common-equivalent shares (in millions)...         319.8         323.8        -  1

Fully diluted
 Net income...................................................         $3.19         $3.03        +  5
 Average shares, assuming full dilution (in millions).........         327.2         331.2        -  1

Average balances
 Loans........................................................      $ 64,766      $ 57,850        + 12 %
 Earning assets...............................................       100,423       105,016        -  4
 Total assets.................................................       115,882       121,907        -  5
 Common stockholders' equity..................................         8,197         7,687        +  7
 Stockholders' equity.........................................         8,686         8,284        +  5

Net interest margin...........................................          3.74 %        3.11 %      + 20 %
Return on assets..............................................          1.22          1.12        +  9
Return on common stockholders' equity.........................          16.9          17.3        -  2



                                                                                At September 30
                                                                       ------------------------------
                                                                      1996          1995          Change
                                                                     ------        ------        --------

Assets........................................................      $106,694      $124,056        - 14 %
Loans.........................................................        66,602        61,076        +  9
Deposits......................................................        63,679        66,934        -  5
Common stockholders' equity...................................         8,612         7,954        +  8
Stockholders' equity..........................................         9,087         8,445        +  8


FIRST CHICAGO NBD CORPORATION
CAPITAL DATA

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                                                   9/30/96     6/30/96     3/31/96     12/31/95     9/30/95
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
Common Equity/Assets Ratio (1)................        8.1%        7.6%        7.3%         6.9%        6.8%
Risk-Based Capital Ratios: (1)(2).............
  Tier 1......................................        8.3%        8.1%        8.1%         7.8%        8.2%
  Total.......................................       12.3%       12.2%       12.3%        11.8%       12.4%
Leverage Ratio (1)(2).........................        8.1%        7.6%        7.3%         6.9%        6.9%
Book Value of Common Equity...................      $27.11      $26.31      $25.70       $25.25      $24.96


(1)  Net of investment in First Chicago Captital Markets, Inc.
(2)  9/30/96 ratios are estimated.